Logo of BDO	BDO Dunwoody LLP	600 Park Place
	Chartered Accountants	666 Burrard Street
Vancouver, BC, Canada V6C 2X8
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

Exhibit 23.1

Consent of Independent Accountants

Minera Andes Inc.

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Registration Statement Nos. 333-77663 and 333-34023, respectfully) of Minera Andes Inc., of our report dated March 21, 2003 relating to the consolidated financial statements of Minera Andes Inc., which appear in this Form 10-KSB.

/s/    BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

March 21, 2003